EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

May 27, 2004

Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 To Form S-8 Registration Statement of our report dated March 19, 2004, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the years ended December 31, 2003 appearing in Gateway's Form
10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateway's ability to continue as a going concern.


/s/  Madsen & Associates CPA's, Inc.

Madsen & Associates CPA's, Inc.
684 East Vine St #3
Murray, Utah 84107


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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

May 27, 2004

Board of Directors
Gateway Distributors, Ltd.
Las Vegas, NV

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 To Form S-8 Registration Statement of our report dated March 19, 2004, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the years ended December 31, 2002 appearing in Gateway's Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateway's ability to continue as a going concern.


/s/ Sellers and Andersen, LLC

Sellers and Andersen, LLC
684 East Vine St #3
Murray, Utah 84107


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